EXHIBIT 77Q3 TO FORM N-SAR


Registrant Name: ANZ Exchangeable Preferred Trust II
File Number: 811-09069
Registrant CIK Number: 00001071933

Sub-Item 77Q3

(a)(i) The Registrant has not included the disclosure required by paragraph
(a)(i) of the Instruction to Sub-Item 77Q3 of Form N-SAR because such disclosure applies to annual and semi-annual reports, including transition reports, on Form N-SAR filed for periods ending after August 29, 2002 (the "Effective Date"), and this Form N-SAR is being filed for periods ending on or before the Effective Date. See "Certification of Disclosure in Companies' Quarterly and Annual Reports," Investment Company Act Release No. 25722 (August 28, 2002) hereinafter "Release No. 25722".

(a)(ii) The Registrant has not included the disclosure required by paragraph
(a)(ii) of the Instruction to Sub-Item 77Q3 of Form N-SAR because such disclosure is not relevant to annual and semi-annual reports, including transition reports, on Form N-SAR filed for periods ending on or before the Effective Date, and this Form N-SAR is being filed for periods ending on or before the Effective Date. See Release No. 25722.

(a)(iii) The certifications below do not include items numbered 4, 5 and 6 as required by paragraph (a)(iii) of the Instruction to Sub-Item 77Q3 of Form N-SAR because these items apply to annual and semi-annual reports, including transition reports, on Form N-SAR filed for periods ending after the Effective Date, and this Form N-SAR is being filed for periods ending on or before the Effective Date. See Release No. 25722.

                                                Exhibit 77Q3


CERTIFICATION

I, Donald J. Puglisi, certify that:

1. I have reviewed this report on Form N-SAR of ANZ Exchangeable Preferred Trust II;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

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3.   Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: April 9, 2003                              /s/ Donald J. Puglisi
                                                 ---------------------
                                                 Donald J. Puglisi*
                                                 Managing Trustee


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*Person functions as the equivalent of Chief Executive Officer and Chief
Financial Officer of ANZ Exchangeable Preferred Trust II.